Exhibit 10.22

SEVION THERAPEUTICS, INC.

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT

This Amendment (this "Amendment") effective as of [ ], 2015 (the "Effective Time"), between Sevion Therapeutics, Inc., a Delaware corporation (the "Company"), and the investor signatory hereto (the "Purchaser"), sets forth certain modifications and amendments to the Subscription Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement. Except as specifically agreed to, waived or consented to herein, the terms of the Transaction Documents shall remain in full force and effect.

WHEREAS, the Company and certain investors (including the Purchaser) (the "Buyers") entered into subscription agreements on April 30, 2015, May 7, 2015, May 29, 2015, June 10, 2015 and June 24, 2015 (each, a "Subscription Agreement") pursuant to which the Company sold and the Buyers signatory thereto purchased, securities of the Company, upon the terms and subject to the conditions set forth in the Subscription Agreement;

WHEREAS, the Company and the Purchaser desire to amend the Subscription Agreement as set forth herein to extend the term of the Offering;

WHEREAS, concurrently herewith, Buyers (other than the Purchaser) (the "Other Buyers"), arc executing amendments identical to this Amendment with the Company (the "Other Amendments" and, together with this Amendment, the "Amendments"); and

WHEREAS, pursuant to Section 9(i) of the Subscription Agreement, the written consent of the Company and Buyers holding at least 60% of the Units sold in the Offering (including the Lead Investors) is required to amend the Subscription Agreements.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.          Section 2(b) of the Subscription Agreement is hereby amended and restated as follows:

"The closing of the purchase and sale of the Units hereunder (the "Closing") shall take place at such time and place as determined by the Company and may take place in one of more closings. Closings shall take place on a Business Day promptly following the satisfaction of the conditions set forth in Section 6 below, as determined by the Company (the "Closing Date"). "Business Day" shall mean from the hours of 9:00 a.m. (Eastern Time) through 5:00 p.m. (Eastern Time) of a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to be closed. The Units purchased by the Subscriber will be delivered by the Company promptly following the Final Closing Date (as defined herein) of the Offering. The initial closing shall be referred to as the `Initial Closing" and may be held upon receipt and acceptance of subscriptions equal to at least the Minimum Offering Amount prior to May 29, 2015. The date of the Initial Closing is sometimes referred to as the "Initial Closing Date." Subsequent closings (each a "Subsequent Closing") will be held until the earlier to occur of: (i) the date on which the Maximum Offering Amount has been subscribed for and accepted by the Company, and (ii) July 31, 2015. The Offering may be extended up to August 14, 2015 (the "Final Closing" and such date of the Final Closing, the "Final Closing Date"), without additional notice to Subscribers. Officers, directors and affiliates of the Company and the Placement Agents, if any, may purchase Units in the Offering."

2.          Independent Nature of Purchaser's Obligations and Rights. The obligations of the Purchaser under this Amendment or any other Transaction Document are several and not joint with the obligations of any Other Buyers, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Transaction Document or Other Amendment. Nothing contained herein or in any Other Amendment or any other Transaction Document, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any Other Amendment or any other Transaction Document, and the Company acknowledges that the Purchaser and the Other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any Other Amendment and any other Transaction Document. The Company and the Purchaser confirm that the Purchaser has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, any Other Amendment or out of any other Transaction Documents, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

3.          No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.          Non-Public Information. The Company acknowledges and agrees that the amendments, waivers and consents contemplated hereby do not constitute material modifications to the Transaction Documents and consequently, as of the date hereof, the Company shall have disclosed all material, non-public information (if any) that it (including any of its Subsidiaries or any of their respective officers, directors, employees or agents) provided to the Purchaser.

5.          Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to the amendments, waivers and consents contemplated hereby, is or will be more favorable to such person than those of the Purchaser under this Amendment. The provisions of this Section 5 shall apply similarly and equally to each Other Amendment.

6.          Except as specifically amended herein, all terms and conditions contained in the Subscription Agreement shall remain in full force and effect.

7.          This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles.

8.          This Amendment may be executed by the Company and the Purchaser in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

SEVION THERAPEUTICS, INC.

By:
Name:
Title: